UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2011

ARCHIPELAGO LEARNING, INC.
(Exact name of registrant as specified in its charter)

Delaware	001—34555	27-0767387
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3232 McKinney Avenue, Suite 400 Dallas, Texas	75204
(Address of principal executive offices)	(Zip Code)
(Registrant’s telephone number, including area code): (800) 419-3191
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On October 4, 2011, Archipelago Learning, LLC (“ARCL”), a wholly owned subsidiary of Archipelago Learning, Inc. (the “Company”), entered into a Securities Purchase Agreement with Bulldog Super Holdco, Inc., a Delaware corporation (the “Agreement”) and wholly owned subsidiary of Blackboard, Inc. Pursuant to the Agreement, ARCL will sell 656,882 shares of Series A Preferred Stock in Edline Holdings, Inc. (“Edline”) for a total of approximately $12.2 million (the “Edline Sale”). In addition, the Company will receive approximately $2.1 million for a notes receivable and a dividend of approximately $565 thousand in connection with the Edline Sale. The Edline Sale represents the Company’s entire investment in Edline Holdings, Inc.
Item 7.01 Regulation FD Disclosure
     On October 5, 2011, the Company issued a press release announcing the Edline Sale. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated by reference herein.
      The Company expects to record a non-operating gain to the Company of $6.2 million before tax, which it estimates will have an impact to fourth quarter 2011 earnings per share (“EPS”) of approximately $0.16 to $0.18. As a result of the Edline Sale, Tim McEwen, the Chairman, President and Chief Executive Officer of the Company, has resigned from the Board of Directors of Edline.
     The information in this Item 7.01 of Form 8-K, including the information contained in Exhibit 99.1, is being furnished to the Securities and Exchange Commission pursuant to Item 7.01, and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Act of 1934 or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by a specific reference in such filing.
     The press release attached hereto as Exhibit 99.1, respectively, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. All statements regarding the sale of the investment in Edline Holdings, Inc. and its impact on future results as well as any statements other than statements of historical fact are considered forward-looking statements and reflect current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. The words “guidance,” “anticipate,” “estimate,” “expect,” “project,” “forecast,” “plan,” “intend,” “believe,” “may,” “should,” “likely,” “future,” and other words and terms of similar meaning are used to identify forward-looking statements. These forward-looking statements are based on assumptions that we have made in light of our industry experience and on our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. These statements are not guarantees of performance or results. They are subject to risks and uncertainties (some of which are beyond our control), which could cause actual results to vary materially from the forward-looking statements contained in this release. Although we believe that these forward-looking statements are based on reasonable assumptions, many factors could cause actual results to vary materially from those anticipated in such forward-looking statements. Certain risk factors are discussed in the Company’s filings with the Securities and Exchange Commission and include, but are not limited to (i) our customers’ reliance on, and the availability of, state, local and federal funding; (ii) competitive factors, including large publishers aggressively entering our markets and new competitors more easily entering our markets if national educational standards are adopted; (iii) legislation and regulation, including changes in or the repeal of legislation that mandates state educational standards and annual assessments; (iv) difficulty in evaluating our current and future business prospects because of our recent rapid growth; (v) web-based education failing to achieve widespread acceptance by students, parents, teachers, schools and other institutions; (vi) lower customer renewal rates or a decrease in sales for our Study Island products; (vii) decisions at district or state levels to use our competitors’ products rather than ours; (viii) seasonal fluctuations; (ix) system or network disruptions and technology issues; (x) delays in product development or product releases and the success of new product introductions; (xi) acquisition related risks; (xii) intellectual property related risks; (xiii) our ability to retain key employees; (xiv) risks related to our indebtedness; (xv) legal risks; (xvi) risks related to global and U.S. economic conditions; and (xvii) risks associated with the integration of EducationCity and Alloy Multimedia and the future performance of our EducationCity and ESL ReadingSmart products.
Item 9.01. Financial Statements and Exhibits
(d)	Exhibits.

Exhibit No.	Description
10.1	Securities Purchase Agreement, dated as of October 4, 2011, by and between Bulldog Super Holdco, Inc. and the sellers set forth on Schedule I thereto.

99.1	Press Release dated as of October 5, 2011 by Archipelago Learning, Inc. regarding the signing of a securities purchase agreement with Bulldog Super Holdco, Inc. to sell the investment in Edline Holdings, Inc.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 5, 2011	ARCHIPELAGO LEARNING, INC.
	By:	/s/ Mark S. Dubrow
		Name:	Mark S. Dubrow
		Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Securities Purchase Agreement, dated as of October 4, 2011, by and between Bulldog Super Holdco, Inc. and the sellers set forth on Schedule I thereto.

99.1	Press Release dated as of October 5, 2011 by Archipelago Learning, Inc. regarding the signing of a securities purchase agreement with Bulldog Super Holdco, Inc. to sell the investment in Edline Holdings, Inc.